Exhibit 10.1

THIRD AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of April 15, 2020, by and among DESTINATION XL GROUP, INC., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers (individually, a “Borrower” and, collectively, the “Borrowers”), the Borrowers, the Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent, among others, have entered into a certain Seventh Amended and Restated Credit Agreement, dated as of May 24, 2018, as amended by a certain First Amendment to Seventh Amended and Restated Credit Agreement, dated as of June 3, 2019, and as amended by a certain Waiver and Second Amendment to Seventh Amended and Restated Credit Agreement, dated as of September 5, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement desire to modify certain provisions of the Credit Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.

Incorporation of Terms and Conditions of Credit Agreement.   Except as amended hereby, all of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  Except as amended hereby, all capitalized terms used (including in the preamble hereto) but not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.

Representations and Warranties.  Each Loan Party hereby represents and warrants that, as of the Third Amendment Effective Date, (i) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document and (ii) all representations and warranties contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

3.

Ratification of Loan Documents, Guaranties and Security Interests.  The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified, confirmed and re-affirmed in all material respects and shall continue in full force and effect.  Each Guarantor hereby acknowledges, confirms and agrees that its Guaranteed Obligations as a Guarantor under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, each as amended hereby.  The Loan Parties hereby acknowledge, confirm and agree that the Loan Documents and any and all Collateral pledged to the Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), pursuant to the Loan Documents as amended hereby shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement (as amended hereby) and the other Loan Documents.

4.	Amendments to Credit Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 hereof:
a.	Article I of the Credit Agreement is hereby amended as follows:
i.

The definition of “Accelerated Borrowing Base Delivery Event” is hereby amended by deleting each reference to “twelve and one-half percent (12.5%)” and substituting “fifteen percent (15%)” in its stead.

ii.	The pricing grid contained in subsection (b) of the definition of “Applicable Margin” is hereby deleted in its entirety and the following is substituted in its stead:
Level	Average Revolving Availability	Applicable Margin for Revolving Loans that are LIBOR Rate Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for FILO Loans that are LIBOR Rate Loans from September 5, 2019 through May 24, 2021	Applicable Margin for FILO Loans that are Base Rate Loans from September 5, 2019 through May 24, 2021	Applicable Margin for FILO Loans that are LIBOR Rate Loans after May 24, 2021 through the Maturity Date	Applicable Margin for FILO Loans that are Base Rate Loans after May 24, 2021 through the Maturity Date
I	Greater than 35% of the Borrowing Base	2.75%	1.75%	4.75%	3.75%	4.25%	3.25%

II	Less than or equal to 35% of the Borrowing Base	3.00%	2.00%	5.00%	4.00%	4.50%	3.50%

iii.	The definition of “Base Rate” is hereby deleted in its entirety and the following is substituted in its stead:

““Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBOR Rate plus 1.00% (which rate, for the avoidance of doubt, shall not be less than the LIBOR Floor).  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

i.

The definition of “Disposition” is hereby amended by adding “and whether effected pursuant to a Division or otherwise” in the second line of such definition after “whether in one transaction or in a series of transactions”.

ii.	The definition of “Federal Funds Rate” is hereby deleted in its entirety and the following is substituted in its stead:

““Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

iii.	The definition of “FILO Advance Rate” is hereby deleted in its entirety and the following is substituted in its stead:

“FILO Advance Rate” shall mean the percentages set forth below:

Period	FILO Advance Rate
From the Third Amendment Effective Date through December 31, 2020	10%
From January 1, 2021 until May 24, 2021	7.5%
From May 25, 2021 until the Maturity Date	5%

iv.	The definition of “FILO IP Advance Rate” is hereby deleted in its entirety and the following is substituted in its stead:

“FILO IP Advance Rate” shall mean the percentages set forth below:

Period	FILO IP Advance Rate
From the Third Amendment Effective Date through December 31, 2020	50%
From January 1, 2021 through May 24, 2021	45%
From May 25, 2021 through May 24, 2022	40%
From May 25, 2022 through the Maturity Date	35%

i.	The definition of “LIBOR Rate” is hereby deleted in its entirety and the following is substituted in its stead:

““LIBOR Rate” means the higher of:

(i) the LIBOR Floor, and

(ii) (a)    for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.”

i.	The definition of “LIBOR Rate Loan” is hereby amended by deleting the reference to “Adjusted LIBOR Rate” and substituting “LIBOR Rate” in its stead.
ii.

The definition of “Permitted Indebtedness” is hereby amended by (i) deleting the conjunction “and” at the end of clause (i) therein, (ii) adding the following new clause (j) at the end thereof and (iii) relettering the existing clause (j) as clause (k):

“(j)Indebtedness evidenced by promissory notes entered into with merchandise vendors in satisfaction of outstanding account payables balances for existing goods that have already been shipped and with interest rates, maturity and other terms that are otherwise acceptable to the Agent in an aggregate principal amount not to exceed $15,000,000 in the aggregate; and”

iii.	The definitions of “Adjusted LIBOR Rate”, “Covenant Compliance Event” and “Statutory Reserve Rate” are hereby deleted in their entirety.
iv.	By adding the following new definitions in appropriate alphabetical order:

““Adjustment” has the meaning specified in Section 3.03(b).

““BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.”

““Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).”

““Covered Party” has the meaning specified in Section 10.26.”

““Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.”

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.”

““LIBOR” has the meaning specified in the definition of LIBOR Rate.”

““LIBOR Floor” means 1.00% per annum.”

““LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).”

““LIBOR Successor Rate” has the meaning specified in Section 3.03(b).

““LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement).”

““London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.”

““QFC Credit Support” has the meaning specified in Section 10.26. ”

““Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR Rate in loan agreements similar to this Agreement.”

““Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

““SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body. ”

““SOFR-Based Rate” means SOFR or Term SOFR.”

““Supported QFC” has the meaning specified in Section 10.26.”

““Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Agent from time to time in its reasonable discretion.”

““Third Amendment Effective Date” means April 15, 2020.”

““U.S. Special Resolution Regimes” has the meaning specified in Section 10.26.”

v.	By adding the following new clause (e) at the end of Section 1.02 thereof:

“(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).”

vi.	By adding the following new Section 1.07 at the end of such Article I thereof:

“1.07 Interest Rates.  The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.”

b.

Section 2.08 of the Credit Agreement is hereby amended by (i) deleting each reference in such Section to “Adjusted LIBOR Rate” and substituting “LIBOR Rate” in its stead and (ii) adding “and Section 3.03(b)” right before subclause (a)(i).

c.	Section 3.02 of the Credit Agreement is hereby amended by adding “Subject to the provisions set forth in Section 3.03(b) below” at the beginning of such Section.
d.

Section 3.03 of the Credit Agreement is hereby amended by (i) labeling the existing paragraph in such Section as clause (a), (ii) adding “Subject to Section 3.03(b) below,” to the beginning of such new clause (a) and (iii) adding the following new clause (b) at the end thereof:

“(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.   Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Lead Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR

Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(c)In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.”

e.	Section 7.04 of the Credit Agreement is hereby amended by adding “(including, in each case, pursuant to a Division)” in the heading of such Section after “(or agree to do any of the foregoing)”.
f.	The provisions of Article VII of the Credit Agreement are hereby amended as follows:
i.	Section 7.06 of the Credit Agreement is hereby amended by deleting the introductory paragraph in its entirety and substituting the following paragraph in its stead:

“Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that at any time after December 31, 2020, each of the following shall be permitted so long as no Default or Event of Default shall have occurred and be continuing prior, or immediately after giving effect, to the following, or would result therefrom:”

ii.	Section 7.15 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“7.15 Financial Covenant.  Permit Availability at any time to be less than the greater of (x) ten percent (10%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) or (y) $10,000,000.”

iii.	Article VII of the Credit Agreement is hereby amended by adding the following new Section 7.16 at the end thereof:

“7.16 Excess Cash Amounts.  The Loan Parties shall not permit the aggregate amount of cash in DDAs (including all disbursement accounts), the Controlled Accounts, and the Collection Account maintained by the Loan Parties to exceed $1,000,000 at any time that Availability is less than fifteen percent (15%) of the Borrowing Base (calculated without giving effect to the FILO Push Down Reserve).”

g.	The provisions of Article X of the Credit Agreement are hereby amended as follows:
i.	Section 10.01 of the Credit Agreement is hereby amended by adding “Subject to Section 3.03(b)” at the beginning of clause (a) of such Section.
ii.	Article X of the Credit Agreement is hereby amended by (i) renumbering existing Section 10.26 as Section 10.27 and (ii) adding the following new Section 10.26 at the end thereof:

“10.26Acknowledgement Regarding Any Supported QFCs.   To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

h.	Exhibit F of the Credit Agreement is hereby amended and restated in its entirety as of the Third Amendment Effective Date as set forth in Annex A hereto.
5.

Conditions to Effectiveness.  This Third Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent (such date being the “Third Amendment Effective Date”):

a.	This Third Amendment shall have been duly executed and delivered by the Loan Parties and the Required Supermajority Lenders. The Agent shall have received a fully executed original hereof.
b.	All action on the part of each Loan Party necessary for the valid execution, delivery and performance by such Loan Party of this Third Amendment shall have been duly and effectively taken.
c.	After giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.
d.	The Agent shall have received an updated Borrowing Base Certificate.
6.	Loan Document. This Third Amendment shall constitute a Loan Document for all purposes.
7.

Binding Effect.  The terms and provisions hereof shall be binding upon the parties hereto and their successors and assigns and shall inure to the benefit of the Agent and each Lender and their respective successors and assigns.

8.	Multiple Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original,

but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

9.

Severability.  If any provision of this Third Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Third Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.	Headings. The headings at various places in this Third Amendment are intended for convenience only and shall not affect the interpretation of this Third Amendment.
11.

Governing Law.  THIS THIRD AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Third Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written and is intended to take effect as a sealed instrument.

BORROWERS:

DESTINATION XL GROUP, INC., as a Lead Borrower and a Borrower

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CMRG APPAREL, LLC, as a Borrower

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Third Amendment]

GUARANTORS:

CASUAL MALE RBT, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CAPTURE, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CASUAL MALE STORE, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CASUAL MALE RETAIL STORE, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CASUAL MALE DIRECT, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

THINK BIG PRODUCTS LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Third Amendment]

CMRG HOLDCO, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

DXLG WHOLESALE, LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CMRG APPAREL MANAGEMENT, INC., as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CMXL APPAREL, LP, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

CASUAL MALE (EUROPE), LLC, as a Guarantor

By:     /s/ Peter H. Stratton, Jr.
Name:Peter H. Stratton, Jr.
Title:Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Third Amendment]

AGENT:

bank of america, n.a., as Administrative Agent and as Collateral Agent

By:     /s/ Christine Hutchinson

Name:  Christine Hutchinson

Title:    Senior Vice President

[Signature Page to Third Amendment]

LENDERS:

bank of america, n.a., as a Revolving Lender, a FILO Lender, L/C Issuer and Swing Line Lender

By:     /s/ Christine Hutchinson

Name:  Christine Hutchinson

Title:    Senior Vice President

[Signature Page to Third Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender and a FILO Lender

By:     /s/ Michael Watson
Name: Michael Watson
Title:   Authorized Signatory

[Signature Page to Third Amendment]

Citizens BANK, N.A., as a Revolving Lender

By:     /s/ Michael Schwartz
Name:   Michael Schwartz
Title:     Vice President

[Signature Page to Third Amendment]

ANNEX A

Exhibit F to Credit Agreement

Form of Borrowing Base Certificate

See attached.

Annex A

Destination XL Group, Inc.
Revolver Borrowing Base Certificate

Email to: [ ]		Certificate No.
[ ]		Certificate Date

At Cost
Beginning Inventory as of:

Add: Receiving/ Purchases
Add: Purchase Accrual (ASN)
Add: Reverse ASN Accrual
Add: Freight
Less: Net Sales @ Retail (memo only)
Less: Cost of Goods Sold @ Cost
Total Adds/ (Reductions)

At Cost
Ending Inventory as of:			$-

Less: Shrinkage at Cost
Less: RTV Inventory

Eligible Inventory			-

NOLV (101.73% Dec 16-EOM Sept/102.53% Oct-Dec 15)
Advance Rate			90.0%

Total Inventory Availability			$-

Eligible LC Inventory

NOLV
Advance Rate			85.0%
Total LC Inventory Availability			$-

In-Transit Inventory
	Less: Ineligibles (>45 days from shipment)		-
Eligible In-Transit Inventory			-
NOLV
Advance Rate			80.0%
Total In-Transit Inventory Availability			$-

Eligible Credit Card Receivables as of:
Advance Rate			90.0%

Credit Card Receivables Availability			$-

Eligible Amazon Receivables as of:
Advance Rate			85.0%

Amazon Receivables Availability (Capped at $8 million)			$-

Total Collateral Revolver Availability			$-

Availability Reserves:

Annex A

Less Landlord Reserve: 2 months: PA, VA and Wash.
Less Gift Certificate Merchandise Credits			50%	-
Customer Deposits (TCM& Rochester)			100%	-
FILO Pushdown Reserve

Total Availability Reserves				$-

Revolver Availability (uncapped)				$-

Maximum Revolver Availability ($125MM)				$-

AVAILABILITY CALCULATION

Beginning Principal Balance (revolver)
	ADD:	Prior days advance
	ADD:	Interest / Fees charged today
	LESS:	Prior day's paydown
Ending principal balance (revolver)

	ADD:	Outstanding Letters of Credit
Total loan balance and L/Cs prior to request

Excess Availability prior to today's request
	ADVANCE REQUEST			$-

	PAY DOWN			$-

Excess Revolver Availability			-	$-

Compliance with Covenant - Total Availability (after today's request) >= to the greater of:		Minimum Required Total Revolver Availability		$10,000,000
(a)	$10,000,000	Minimum Excess Availability Compliance Event in effect		No
(b)	10.0% of Revolver Loan Cap (without giving effect to FILO Pushdown Reserve)	$-

The undersigned, a Responsible Officer (as defined in the Credit Agreement referred to below) of Destination XL Group, Inc. (the “Lead Borrower”), represents and warrants that (a) the information set forth above and the supporting documentation delivered in connection herewith have been prepared in accordance with the requirements of that certain Seventh Amended and Restated Credit Agreement dated as of May 24, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") by, among others, (i) the Lead Borrower, (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, (iv) the Lenders party thereto from time to time, and (v) Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”); (b) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing; and (c) all or a portion of the advance requested hereby will be set aside by the Borrowers to cover 100% of the Borrowers' obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Destination XL Group, Inc., as Lead Borrower
Authorized Signature

Name

Title

Date

Annex A

	Destination XL Group, Inc.
	FILO Borrowing Base Certificate

Email to: [ ]		Certificate No.
[ ]		Certificate Date

			At Cost

Eligible Inventory			-

NOLV
Advance Rate (10% through 12/31/2020, 7.5% through 5/24/2021, 5% thereafter)			10.0%

FILO Inventory Availability			$-

Eligible In-Transit Inventory			-

NOLV
Advance Rate (10% through 12/31/2020, 7.5% through 5/24/2021, 5% thereafter)			10.0%

FILO In-Transit Inventory Availability			$-

Eligible Credit Card Receivables			-

Advance Rate (10% through 12/31/2020, 7.5% through 5/24/2021, 5% thereafter)			10.0%

FILO Credit Card Receivables Availability			$-

Net Orderly Liquidation Value of Eligible Trade Names

Advance Rate (50% through 12/31/2020, 45% through 5/24/2021, 40% through 5/24/2022, 35% thereafter)			50.0%

FILO Trade Name Availability (capped at $4MM)			$-

LESS: Availability Reserves relating to Eligible Trade Names			-

Total FILO Collateral Availability			$-

FILO Loan Principal			$15,000,000

FILO Pushdown Reserve			$15,000,000

Annex A